EXHIBIT 4.5

                              AMENDMENT AND WAIVER

                  AMENDMENT AND WAIVER (this "Amendment"), dated as of December 29, 1999, among HCI DIRECT, INC. (formerly known as Hosiery Corporation of America, Inc.), a Delaware corporation (the "Borrower"), the lending institutions party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of October 17, 1994 and amended and restated as of November 20, 1997 (as amended, amended and restated, modified and/or supplemented through but not including the Amendment Effective Date referred to below, the "Credit Agreement"); and

                  WHEREAS, subject to and on the terms and conditions set forth herein, the parties hereto wish to amend the Credit Agreement, as provided below;

                  NOW, THEREFORE, it is agreed:

I.       Amendments and Waivers to Credit Agreement.
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                  1. The  reference to "December  31, 1999" in definition of IRF
Maturity Date in Section 10 of the Credit Agreement is changed to read "March 31, 2000".

                  2. The obligations of the Borrower to satisfy (i) the requirements of Section 8.12 for the Test Period ending at the end of the fiscal quarter ended in December, 1999 and (ii) the requirements of Section 8.13 as of the end of the fiscal quarter ended in December, 1999 are hereby waived.

II.      Miscellaneous.
----------------------

                  1. In order to induce the Banks to enter into this Amendment, the Borrower hereby (i) makes each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement and (ii) represents and warrants that there exists no Default or Event of Default, in each case on the Amendment Effective Date, both before and after giving effect to this Amendment.

                  2. The Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.



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                  3.  This   Amendment   may  be   executed  in  any  number  of
counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

                  4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  5. This Amendment shall become effective on the date (the "Amendment Effective Date") when each of the Borrower, the Required Banks and each Bank with an Incremental Revolving Commitment shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Delores Walker (facsimile number 212-354-8113).

                  6. So long as the Amendment Effect Date occurs, the Borrower shall pay (i) to each Bank which has executed a counterpart hereof on or prior to 5:00 P.M. (New York time) on the Amendment Effective Date, a consent fee equal to 0.125% of the sum of (x) its Revolving commitment as in effect immediately prior to the Amendment Effective Date plus (y) the aggregate outstanding principal amount of Term Loans immediately prior to the amendment Effective Date and (ii) to each Bank with an Incremental Revolving Commitment which has executed a counterpart hereof on or prior to 5:00 P.M. (New York time) on the Amendment Effective Date, a fee equal to 0.25% of its Incremental Revolving Commitment as in effect on the Amendment Effective Date. All fees payable pursuant to the immediately preceding sentence shall be paid to the agent within one Business Day after the later date specified in the immediately preceding sentence, which fees shall be distributed by the Agent to the relevant Banks in the amounts specified in the immediately preceding sentence.

                  7. From and after the Amendment Effective Date, all references to the Credit Agreement in the Credit Agreement and the other Credit Documents shall be deemed to be references to the Credit Agreement as modified hereby.


                                      * * *


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                  IN WITNESS  WHEREOF,  each of the parties  hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                                  HCI DIRECT, INC.


                                                  By:_________________________
                                                     Name:
                                                     Title:


                                                  BANKERS TRUST COMPANY,
                                                  Individually and as Agent


                                                   By:_________________________
                                                      Name:
                                                      Title:


                                                   BANK POLSKA KASA OPIEKI, S.A.


                                                   By:_________________________
                                                      Name:
                                                      Title:


                                                   EUROPEAN AMERICAN BANK


                                                   By:_________________________
                                                      Name:
                                                      Title:


                                                   FIRST UNION NATIONAL BANK


                                                   By:_________________________
                                                      Name:
                                                      Title:


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                                                   NATIONAL WESTMINSTER BANK PLC
                                                   NEW YORK and/or NASSAU BRANCH


                                                   By:_________________________
                                                      Name:
                                                      Title:



                                                   BANK OF AMERICA, N.A.
                                                   formerly, NationsBank, N.A.)


                                                   By:_________________________
                                                      Name:
                                                      Title: